Exhibit 10.3

MEMBERSHIP INTEREST PURCHASE AGREEMENT

among

mim holdings, llc

MIMIO, LLC

BOXLIGHT CORPORATION

and

MARLBOROUGH BROTHERS FAMILY TRUST

dated as of

April 1, 2016

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interests Purchase Agreement (this “Agreement”), dated as of April 1, 2016 (the “Execution Date”), is entered into among Mim Holdings, LLC, a Delaware limited liability company (“Seller”) with its principal place of business at 10951 West Pico, Los Angeles, CA 90064; Mimio, LLC, a Delaware limited liability company (“Mimio” or the “Company”) “); Boxlight Corporation, a Nevada corporation (“Buyer”) with its principal place of business at 1045 Progress Circle, Lawrenceville, GA 30043; and Marlborough Brothers Family Trust, a family trust company (the “Trust”) with its principal place of business at _________________________. The Seller and the Trust are sometimes referred to individually as a “Selling Party” and collectively as the “Selling Parties”. The Company, Selling Parties and the Buyer are sometimes hereinafter collectively referred to as the “Parties.”

RECITALS

WHEREAS, Seller owns 100% of the membership interests in the Company (the “Membership Interests”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all of the Membership Interests in the Company, subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Article I
Definitions

The following terms have the meanings specified or referred to in this Article I:

(a) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Agreement” has the meaning set forth in the preamble.

(c) “Amendment No. 1” means amendment no. 1 to the Original Membership Interest Purchase Agreement, dated November 3, 2015, by and between the Seller, the Trust and Skyview Capital

(d) “Assignment and Assumption Agreement” has the meaning set forth in Section 2.03.

(e) “Assumed Obligation” means the obligations to pay, when due, all amounts due and owing for all periods from and after the Closing Date solely as related to or associated with the payment of the Skyview Capital Note.

(f) “Boxlight” shall mean Boxlight Corporation, a Nevada corporation.

(g) “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Los Angeles, California, are authorized or required by Law to be closed for business.

(h) “Buyer” means Boxlight Corporation, a Nevada corporation.

(i) “Buyer Common Stock” means shares of the Class A common stock, par value $0.0001 per share, of Buyer.

(j) “Closing” has the meaning set forth in Section 2.05.

(k) “Closing Date” and “Effective Closing Date” has the meaning set forth in Section 2.05.

(l) “Code” means the Internal Revenue Code of 1986, as amended.

(m) “Company” means Mimio LLC, a Delaware limited liability company.

(n) “Confidentiality Agreement” means the Confidentiality Agreement between Buyer and Selling Parties.

(o) “Conversion Price” shall have the meaning as defined in Section 2.02(a)(iii).

(p) “Conversion Shares” shall mean any and all shares of Buyer Common Stock issued by the Buyer to the holder(s) of the Purchase Note upon the conversion of all or part of the Purchase Note into shares of Buyer Common Stock.

(q) “Purchase Note” shall mean the $2,000,000 4% unsecured promissory note of Borrower referred to in Section 2.02 of this Agreement.

(r) “Data Room” means the electronic documentation site established by Seller containing the documents set forth in the index.

(s) “Designated Assignee” shall mean any Person to whom the Buyer shall transfer and assign the Membership Interests and this Agreement and which may include Boxlight or any other Public Company.

(t) “Direct Claim” has the meaning set forth in Section 7.06(c).

(u) “Disclosure Schedules” means the Disclosure Schedules delivered by Selling Parties, the Company and Buyer concurrently with the execution and delivery of this Agreement.

(v) “Dollars or $” means the lawful currency of the United States.

(w) “Employees” means those Persons employed by the Company immediately prior to the Closing.

(x) “Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

(y) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

(z) “Excluded Liabilities” has the meaning set forth in Section 2.03.

(aa) “GAAP” means United States generally accepted accounting principles in effect from time to time.

(bb) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(cc) “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(dd) “Indemnified Party” has the meaning set forth in Section 7.05.

(ee) “Indemnifying Party” has the meaning set forth in Section 7.05.

(ff) “IPO” means an initial public offering of shares of Buyer Common Stock pursuant to a registration statement on Form S-1 (or other applicable form for registering securities under the Securities Act) that is declared effective by the SEC.

(gg) “Knowledge of Seller” or “Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of the Seller, after inquiry of the Mimio Executives and after review by Seller and the Mimio Executives of the Company Disclosure Schedules to be provided by the Company.

(hh) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(ii) “Encumbrances” means any one or more security interest, mortgage, deed of trust, pledge, attachment, restriction or other encumbrance on any asset or security.

(jj) “Liquidity Event” means either (i) an IPO, or (ii) a reverse merger or exchange agreement between Buyer and a Public Company with no substantial business operations, as a result of which the stockholders of Buyer receive not less than 80% of the capital stock of such Public Company (a “Reverse Takeover”) and, in either case, the simultaneous listing of the Buyer Common Stock for trading on a Qualified Securities Exchange.

(kk) “Losses” means actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys’ fees, and excluding punitive, incidental, consequential, special or indirect damages (including loss of revenue, diminution in value and any damages based on any type of multiple).

(ll) “Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, financial condition or assets of the Company, or (b) the ability of Seller to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any matter listed on Schedules to this Agreement; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

(mm) “Membership Interests” has the meaning set forth in the recitals.

(nn) “Mimio Executive” means Dennis White, Chief Financial Officer.

(oo) “Original Membership Interest Purchase Agreement” means a collective reference to both: (a) the membership interest purchase agreement, dated September 28, 2015, by and between Skyview Capital, the Company, the Seller and the Trust, and (b) Amendment No. 1 to such membership interest purchase agreement.

(pp) “Outside Closing Date” has the meaning set forth in Section 6.11.

(qq) “Permits” means all permits, licenses, franchises, approvals, authorizations, and consents required to be obtained from Governmental Authorities.

(rr) “Permitted Encumbrances” means any of the following:

(i) Encumbrances directly securing the Indebtedness owed to the Senior Lender evidenced by the Senior Lender Loan Agreement and the other Senior Lender Loan Documents;

(ii) Encumbrances directly securing the Obligations to the Line of Credit Lenders evidenced by the Line of Credit Note and the other Line of Credit Documents;

(iii) Encumbrances which secure Purchase Money Indebtedness and capital lease obligations with respect to the purchase or lease of additional equipment and which encumber only the assets acquired with such Purchase Money Indebtedness or the assets subject to such capital lease;

(iv) Pledges, deposits or Encumbrances arising or made to secure payment of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions or other social security programs;

(v) Easements, rights-of-way, encumbrances and other restrictions on the use or value of real property or any other property or asset which do not materially impair the use thereof;

(vi) Encumbrances for Taxes and Encumbrances imposed by operation of law (including, without limitation, Encumbrances of mechanics, materialmen, warehousemen, carriers and landlords, and similar Encumbrances) provided that (A) except as disclosed on the Disclosure Schedule, the amount secured is not overdue by more than ninety (90) days and no Lien has been filed, or (ii) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed, or payment is fully covered by insurance (subject to the customary deductible); and

(vii) Rights of offset or statutory banker’s Encumbrances arising in the ordinary course of business in favor of commercial banks, provided that any such Lien shall only extend to deposits and property in possession of such commercial bank.

(ss) “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(tt) “Public Company” shall mean any publicly traded corporation or other entity, the shares of common stock of which are listed for trading on any one or more United States or other Qualified Securities Exchange.

(uu) “Purchase Price” has the meaning set forth in Section 2.02.

(vv) “Qualified Securities Exchange” mean any one of the Nasdaq Capital Markets Stock Exchange (“Nasdaq”), NYSE:Amex Exchange, the New York Stock Exchange, the OTC Markets, the Alternative Investment Market of the London Stock Exchange, or any other internationally recognized securities exchange.

(ww) “Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

(xx) “Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

(yy) “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(zz) “Seller” has the meaning set forth in the preamble.

(aaa) “Skyview Capital” means Skyview Capital, LLC, a Delaware limited liability company.

(bbb) “Skyview Capital Note” means all outstanding principal indebtedness and unpaid interest under the 6% $3,425,000 note, dated November 4, 2015, as issued by the Seller to Skyview Capital, constituting full payment of the purchase and transfer of Company Member Interest by the Seller and the Trust, pursuant to the Original Membership Interest Purchase Agreement, as amended.

(ccc) “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

(ddd) “Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(eee) “Third-Party Claim” has the meaning set forth in Section 7.06.

(fff) “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

Article II
Purchase and Sale

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, the Membership Interests for the consideration specified in Section 2.02.

Section 2.02 Purchase Price. The aggregate purchase price for the sale, grant, transfer, assignment and conveyance of 100% of the Membership Interests of the Company shall be the sum of (a) Two Million Dollars ($2,000,000), plus (b) the assumption of the Assumed Obligation, as set forth in Section 2.03, (the “Purchase Price”). Such Purchase Price shall be made payable and delivered in full at Closing by:

(a) payment of the sum of Two Million Dollars ($2,000,000) by delivery to the Seller of the 4% $2,000,000 unsecured promissory note of Buyer described below and in the form of Exhibit A annexed hereto and made a part hereof (the “Purchase Note”). The Purchase Note, inter alia:

(i) shall bear simple interest at the rate of 4% per annum (the “Interest Rate”), to be: (A) calculated on the aggregate outstanding principal amount of the Purchase Note commencing upon the Closing Date (“Interest Commencement Date”) and accruing daily at the Interest Rate on the aggregate outstanding principal amount of the Purchase Note from time to time, computed on the basis of a 360-day year; and (B) payable in consecutive monthly installments upon the last Business Day of each month, commencing on the Interest Commencement Date made under this Agreement; and

(ii) shall be due and payable as to the entire principal amount plus accrued interest on a date which shall be the earlier to occur of (A) March 31, 2019, or (B) the occurrence and continuation of an “Event of Default,” as described therein (the “Maturity Date”); and

(iii) upon the occurrence (and only upon the occurrence) prior to the Maturity Date of a Liquidity Event, may be converted, at the sole option of the holder(s) of the Purchase Note (each a “Holder”), at any time or from time to time, into Conversion Shares at a price per share (the “Conversion Price”) which shall be equal to either (A) if the Liquidity Event shall be an IPO, a per share price equal to fifty-five (55%) percent of the initial offering price per share of Buyer Common Stock in such IPO, or (B) if the Liquidity Event shall be a Reverse Takeover, a per share price equal to fifty-five (55%) percent of the volume weighted average price of Buyer Common Stock for the twenty (20) consecutive Trading Days immediately prior to the date notice of conversion shall be given by the Holder, provided, that (x) such Conversion Shares shall be “restricted securities” within the meaning of Regulation D promulgated under the Securities Act), and (y) the number of Conversion Shares that may be issued or issuable at any one time shall be subject to certain beneficial ownership limitations, as set forth in Section 7 of the Purchase Note, to the extent (but only to the extent) that any individual Holder of the Purchase Note would not, upon such issuance, beneficially own in excess of 4.99% of the outstanding shares of Buyer Common Stock.

(b) the Parties execution of the Assumption Agreement, as set forth and defined in Section 2.03 below.

Section 2.03 Assumed Obligation. On the Closing Date, the Buyer’s shall execute and deliver to the Seller the Assumption Agreement, in the form of Exhibit B annexed hereto and made a part hereof (the “Assumption Agreement”), pursuant to which the Buyer shall accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, the Assumed Obligation.

Section 2.04 Transactions to be Consummated at the Closing.

(a) At the Closing, Buyer shall deliver to the Selling Parties:

(i) the Purchase Note in payment of the Purchase Price, pursuant to Section 2.02(a);

(ii) the Assumption Agreement, pursuant to Section 2.03; and

(iii) all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing.

(b) At the Closing, Selling Parties shall deliver to Buyer:

(i) one or more certificates evidencing the Membership Interests, free and clear of all Encumbrances; and

(ii) all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Closing; and

(iii) the Assignment and Assumption Agreement, pursuant to Section 2.03.

Section 2.05 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (collectively, the “Closing”) shall take place at the offices of CKR Law LLP, 1330 Avenue of the Americas, 14th floor, New York, New York 10019 (or at such other location as the Parties may agree), by a date which shall be not later than three (3) Business Days following the Execution Date of this Agreement, or at such other time or on such other date or at such other place as Seller, the Trust and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”). Notwithstanding the foregoing, for all purposes of this Agreement and the financial reporting obligations of Mimio and the Buyer, the Parties hereto do hereby agree that the sale and transfer of the Membership Interests of Mimio to the Buyer and the ownership and management of Mimio shall be deemed to have been consummated and owned by the Buyer as at 5:00 p.m. on Thursday, April 1, 2016 (the “Effective Closing Date”).

Article III
Representations and warranties of the selling parties

Except as set forth in the Selling Party Disclosure Schedules, or the Data Room, the Selling Parties hereby jointly and severally represent and warrant to the Buyer that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01 Due Organization and Qualification of the Seller. Each Selling Party is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware. Each Selling Party has all necessary company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each Selling Party of this Agreement, the performance by such Parties of its obligations hereunder and the consummation by the Selling Parties of the transactions contemplated hereby have been duly authorized by all requisite company action on the part of each Selling Party. This Agreement has been duly executed and delivered by the Selling Parties, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by the Selling Parties of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the operating agreement of a Selling Party; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to a Selling Party; or (c) except as set forth in Selling Parties Disclosure Schedule 3.02 of the Disclosure Schedules, require the consent, notice or other action by any Person (other than the Trust) under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which a Selling Party is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a material adverse effect on the Selling Parties ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to a Selling Party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which would not have a material adverse effect on the Selling Parties ability to consummate the transactions contemplated hereby.

Section 3.03 Compliance with Laws; Permits.

(a) To the Knowledge of the Selling Parties, the Seller has not violated, nor are the Selling Parties aware of facts that (with or without notice or lapse of time, or both) could result in a violation by Seller, of any laws which have had or could be reasonably expected to have a Material Adverse Effect on the Company.

(b) To the Knowledge of the Selling Parties, neither the Selling Parties nor any other Person associated with or acting on behalf of the Seller has made any illegal payment to officers or employees of any governmental or regulatory authority, or made any payment to customers for the sharing of fees paid or payable to the Company or to customers or suppliers for rebating of charges paid or payable to the Company, or engaged in any other reciprocal practices that violate any laws, or made any illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by the Company.

Section 3.04 Ownership of Membership Interests; The Seller is the record and beneficial owners of 100% of the Membership Interests of the Company. Any proposed changes in the ownership of Membership Interests by the Seller between the date of this Agreement and the Closing Date will be disclosed to and approved in advance by the Buyer. At Closing, the Seller shall deliver to Buyer, good and marketable title to all Membership Interests. The Trust is the sole member of the Seller and the beneficial owner of 100% of the membership interest of the Seller.

Section 3.05 Legal Proceedings Order. Except as set forth on Selling Parties Disclosure Schedule 3.05, there is no pending Legal Proceeding against Seller or the Company, and to the Knowledge of the Seller, no Person has threatened to commence any Legal Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the other transactions contemplated by this Agreement or any of the transaction documents. No event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

Section 3.06 Finder’s Fee. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or any of the other transactions contemplated by this Agreement or the other transaction documents based upon arrangements made by or on behalf of Seller or an officer, member, director or employee of Seller, or any Affiliate of Seller, for which any fee will be paid entirely by the Company.

Section 3.07 Company Representations and Warranties. To the Knowledge of the Selling Parties, the representations and warranties of the Company set forth in Article IV of this Agreement, including the Company Disclosure Schedules and the Data Room, are true and correct in all material respects as at the date of this Agreement and will be true and correct in all material respects as at the Closing Date.

Section 3.08 Full Disclosure. To the Knowledge of the Selling Parties, this Agreement and the Disclosure Schedules do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein and therein made, in the context in which made, neither false or misleading.

Section 3.09 No Other Representations and Warranties. Except for the representations and warranties contained in this Article III (including the related portions of the Disclosure Schedules), the Selling Parties have not made nor makes any other express or implied representation or warranty, either written or oral, on behalf of Seller or the Company, or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.

Article IV
Representations and Warranties of the Company

Except as set forth in the Disclosure Schedules, the Company represents and warrants to the Buyer that the statements contained in this Article IV are true and correct as of the date hereof. As used in this Article IV and elsewhere in this Agreement, the term “knowledge of the Company” means the actual knowledge of the Mimio Executives after due inquiry.

Section 4.01 Due Organization and Qualification of the Company. The Company is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has the power and authority to own, lease and operate its assets, properties and business and to carry on the Business as now conducted. The Company is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its property requires such qualification, except where such failure would not have a Material Adverse Effect on the Company.

Section 4.02 Authority to Execute and Perform Agreements. The Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and all other transaction documents contemplated hereby to which it is a party and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the transaction documents contemplated hereby to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been or will be duly and validly authorized by all necessary individuals and actions, and no other proceedings on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the transaction documents contemplated hereby or to consummate any of the transactions contemplated therein. This Agreement and the transaction documents contemplated hereby have all been or will be duly executed and delivered by the Company and, assuming the due authorization, execution and delivery to the Company, are the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization, or other similar laws generally affecting the enforcement of creditors’ rights and general equitable principles.

Section 4.03 Company Charter Documents. Buyer has been furnished with a true and complete copy of the Company Certificate of Formation and Operating Agreement and all amendments to date.

Section 4.04 Tax Matters.

(a) The tax identification number for the Company is 46-3204255.

(b) Except as set forth on Company Disclosure Schedule 4.04(b), all Tax Returns with respect to the Company that are required to be filed on or before the Closing, have been or will be filed, the information provided on such Tax Returns is or will be complete and accurate in all material respects, and all Taxes shown to be due from the Company on such Tax Returns have been or will be paid in full.

(c) Except as set forth on Company Disclosure Schedule 4.04(c), there is no pending or, to the knowledge of the Company, threatened action, audit, proceeding, or investigation by any taxing authority with respect to the assessment or collection of Taxes of the Company.

Section 4.05 Compliance with Laws; Licenses and Permits.

(a) The Company has not violated any Laws, which violation has had or is reasonably expected to have a Material Adverse Effect on the Company.

(b) To the knowledge of the Company, the Company has not made any illegal payment to officers or employees of any governmental or regulatory authority, or engaged in any other reciprocal practices that violate any laws, or made any illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by the Company. The Company is not aware of facts that (with or without notice or lapse of time, or both) could result in the Company being in violation of any law which may have a Material Adverse Effect on the Company.

(c) Except as set forth on Company Disclosure Schedule 4.05(c), to the knowledge of the Company, the Company has all licenses, concessions, permits, certificates of need, approvals and authorizations (collectively, “Permits”) from all Persons or Governmental Authority necessary to conduct the Company business as currently conducted, other than any such omissions that are not reasonably expected to have a Material Adverse Effect on the Company. Such Permits are sufficient to enable the Company to lawfully conduct its business as presently conducted. No Permit is subject to revocation, forfeiture or renegotiation by virtue of any existing circumstances affecting the Company or by virtue of the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby, other than as would not reasonably expected to have a Material Adverse Effect on the Company. There is no Litigation pending or, to the knowledge of the Company, threatened to modify or revoke any Permit, and no Permit is subject to any outstanding order, decree, judgment, stipulation, or investigation that would be likely to affect such Permit or the rights of the Company thereunder.

Section 4.06 No Breach. Except as set forth on Company Disclosure Schedule 4.06 or as would not reasonably be expected to have a Material Adverse Effect on the Company, the Company’s execution, delivery and performance of this Agreement and the consummation of the transaction documents and transactions contemplated hereby and thereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (a) the Company’s Certificate of Formation or Operating Agreement; (b) any contract to which the Company is a party or by or to which it or any of its assets are bound or subject; or (c) any law or order against, or binding upon or applicable to the Company or their assets.

Section 4.07 Litigation. Except as set forth on Company Disclosure Schedule 4.07 or as would not reasonably be expected to have a Material Adverse Effect on the Company, to the knowledge of the Company, there are no outstanding orders against or involving the Company applicable to the operations of the Company business, or the Company. Except as set forth on Company Disclosure Schedule 4.07 or as would not reasonably be expected to have a Material Adverse Effect on the Company, the Company is not now, nor has ever been during the one (1) year prior to the date hereof, a party to or, to the knowledge of the Company, threatened with any legal proceeding applicable to the operations of the Company business. Except as set forth on Company Disclosure Schedule 4.07 or as would not reasonably be expected to have a Material Adverse Effect on the Company, there is no dispute with any Person under contract with the Company in connection with the operations of the Company business. Except as set forth on Company Disclosure Schedule 4.07 or as would not reasonably be expected to have a Material Adverse Effect on the Company, to the knowledge of the Company, there is no fact, event or circumstance that in the reasonable judgment of the Company are likely to give rise to any legal proceeding that would be required to be set forth on Company Disclosure Schedule 4.07 if currently pending or threatened in writing. Except as set forth on Company Disclosure Schedule 4.07, there are no legal proceedings pending or, to the knowledge of the Company, threatened in writing that would give rise to any right of indemnification on the part of any past or present manager or officer of the Company or the heirs, executors or administrators of such manager or officer against the Company or any successor to the Company business.

Section 4.08 Intellectual Property.

(a) The Company has furnished to the Buyer a complete and accurate list of all material “Intellectual Property” (as that term is defined in Article I this Agreement), which is owned, licensed, leased or otherwise used by the Company in connection with the Company business.

(b) The Company has furnished to the Buyer a complete and accurate list of all material agreements to which the Company is a party or otherwise bound (i) granting or obtaining any right to use or practice any rights under any Intellectual Property or (ii) restricting the rights of the Company to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue, but not including freely-available open-source software products that are used for internal purposes and installation or testing as provided to customers of the Company (collectively, the “License Agreements”). The License Agreements are valid and binding obligations of all Parties thereto, enforceable in accordance with their terms, and, to the knowledge of the Company, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any party under any such License Agreement other than as would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has not licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements or in the ordinary course of business.

(c) Except as set forth on Company Disclosure Schedule 4.08(c) or as would not reasonably be expected to have a Material Adverse Effect on the Company:

(i) To the knowledge of the Company, the Company owns, or has a valid right to use, free and clear of all encumbrances, all of the Intellectual Property. To the knowledge of the Company, the Company, or its predecessor in title, is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration relating to Intellectual Property owned by the Company that has been filed or issued with respect to such Intellectual Property.

(ii) To the knowledge of the Company, the Intellectual Property owned by the Company, and any Intellectual Property used by the Company, is subsisting, in full force and effect, has not been cancelled, expired, or abandoned, and is valid and enforceable.

(iii) There is no pending or, to the knowledge of the Company threatened, claim, suit, arbitration or other adversarial legal proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (A) involving the Intellectual Property owned by the Company, or, to the knowledge of the Company, the Intellectual Property licensed to the Company, (B) alleging that the activities or the conduct of the Company business do, or will, infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or (C) challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property owned by the Company.

(iv) To the knowledge of the Company, the conduct of the Business does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the knowledge of the Company, no third party is misappropriating, infringing, or violating any Intellectual Property owned or used by the Company, and no such claims, suits, arbitration or other adversarial proceedings which have been brought against any third party by the Company remain unresolved.

(v) The Company have used reasonable commercial efforts to protect the confidentiality of its trade secrets. To the knowledge of the Company, no trade secrets have been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the knowledge of the Company, no party to any non-disclosure agreement relating to its trade secrets is in breach or default thereof.

(vi) The consummation of the Agreement and the transactions contemplated hereby will not result in the loss or impairment of the Company’s right to own or use any of the Intellectual Property, nor will it require the consent of any governmental or regulatory authority or third party in respect of any such Intellectual Property.

Section 4.09 Indebtedness and Encumbrances. Company Disclosure Schedule 4.09 sets forth a list of all material Indebtedness owed by the Company (not including trade credit and amounts incurred in the ordinary course of business that are not overdue) as at the date hereof and updated through the Closing Date. Such Company Disclosure Schedule 4.09 shall include the name(s) of each creditor, the amount of Indebtedness owed and the maturity date of such Indebtedness. Except as set forth on Company Disclosure Schedule 4.09, no event of default by the Company or event, which with the giving of notice, the passage of time or both, would constitute an event of default by the Company in respect of such Indebtedness, has occurred and is continuing. Except for the Lien on the assets of the Company held by Skyview Capital under the terms of the Skyview Capital Note and Security Agreement executed by the Company, as debtor, in favor of Skyview Capital, there are no other material Encumbrances on the Assets of the Company, except for Permitted Encumbrances.

Section 4.10 Customer and Supplier Lists.

(a) Company Disclosure Schedule 4.10 lists the names and dollar amounts of sales revenues from all customers that represented 5% or more of the total annual sales revenues of the Company for the two fiscal years ended December 31, 2014 and December 31, 2013 and for the six months ended June 30, 2015. Company Disclosure Schedule 4.10 also lists the names and dollar amounts of purchases from all suppliers from whom the Company purchased 5% or more of the total annual purchases by the Company for the fiscal year ended December 31, 2014 and December 31, 2013 and for the six months ended June 30, 2015.

(b) As of the date of this Agreement, the Company has not licensed, sold or granted any rights to any Person to use any of the Company’s key customer and key supplier lists other than pursuant to outsourced business operations or marketing for the Company.

(c) To the knowledge of the Company, there has been no written notice from any customer or supplier that the acquisition of Company Membership Interests by the Buyer will materially and adversely affect the relationships of the Company with such customer or supplier.

Section 4.11 Operation of the Business. Except as set forth on Company Disclosure Schedule 4.11, or in connection with this Agreement, the Company has not since January 1, 2014:

(a) except for content or Equipment or inventory acquired in the ordinary course of business, made any material acquisition of all or any part of the assets, properties, capital stock or business of any other Persons or made any commitments to do any of the foregoing;

(b) except in the ordinary course of business, made any material sale, assignment, transfer or license of any of its products or Intellectual Property;

(c) except in the ordinary course of business, entered into or agreed to enter into any material contract, or materially amended, or agreed to materially amend any contract, in each case to which it is a party or to which it or its assets or properties related to the Company business are bound or subject;

(d) agreed to make any payment or commitment to pay severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives, with payment has not yet been made;

(e) terminated or agreed to terminate, or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to its assets, properties, business, operations or condition (financial or otherwise) relating to the Company business;

(f) suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the assets, properties, business, operations, condition (financial or otherwise) or prospects of the Company business;

(g) established or increased any bonus, commission, insurance, retention, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, performance awards or restricted stock awards) or other employee benefit plan or arrangement;

(h) entered into any employment or severance agreement with any current or former employee providing services with respect to the Company business;

(i) failed to make any material payment to any creditor of the Company business as they have become due and payable unless such payment was subsequently made; or

(j) authorized, committed or agreed to take, any of the foregoing actions.

Section 4.12 Financial Statements.

(a) The Company has supplied the Buyer with (i) the unaudited financial statements of the Company consisting of its balance sheets as at December 31, 2014 and December 31, 2013 and its income statement for the two fiscal years ended December 31, 2014 and December 31, 2013 (the “Annual Financial Statements”), and (ii) the unaudited interim financial statements consisting of its balance sheet and income statement as of June 30, 2015 and for the six month period then ended (the “Interim Financial Statements”).

(b) The Annual Financial Statements and the Interim Financial Statements reflect all material assets and liabilities of the Company and have been prepared in conformance with prior practice. The Company has no reason to believe that the Annual Financial Statements are not capable of being audited by an accounting firm qualified under the Public Company Accounting Oversight Board.

Section 4.13 Membership Interests.

(a) All Membership Interests of the Company has been duly authorized and validly issued, and are fully paid and non-assessable.

(b) The sole record and beneficial owner of 100% of the Membership Interests of the Company is the Seller. No other units of Company Membership Interests are issued and outstanding as of the date hereof. Any proposed changes in the ownership of Company Membership Interests between the date of this Agreement and the Closing Date will be disclosed to and approved in advance by the Buyer.

(c) Except as set forth on Company Disclosure Schedule 4.13(c), there are no issued or outstanding (i) Membership Interests purchase options, warrants or right (whether or not currently exercisable) to acquire any units of Membership Interests of the Company or other securities of the Company, (ii) security, instrument or obligation that is or may become convertible into or exchangeable for any units of Membership Interests or other securities of the Company, (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any units of Membership Interests or any other securities of the Company or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any units of Membership Interests or other securities of the Company. The Company has not issued any debt securities which grant the holder thereof any right to vote on, or veto, any actions by the Company.

(d) Except as set on Company Disclosure Schedule 4.13(d), unless otherwise approved by Buyer, there are or will not be at the Closing any issued and outstanding units of Company Membership Interests that are subject to purchase options or warrants or subject to any repurchase or redemption right or right of first refusal in favor of the Company, or any other Person.

(e) Except as set forth on Company Disclosure Schedule 4.13(e), (i) the Company is not a party to or bound by any, and to the knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any units of Membership Interests or other equity interests of the Company, and (ii) there are no agreements to which the Company is a party or by which it is bound with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of any securities of the Company.

Section 4.14 Orders. There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company, no officer of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the Business of the Company.

Section 4.15 Absence of Certain Changes. Except as set forth on Company Disclosure Schedule 4.15, since April 1, 2014, the Company has conducted its business only in the ordinary course of such business consistent with past practices, and there has not occurred (i) any Company Material Adverse Effect; (ii) any declaration, setting aside or other distribution with respect to the Membership Interests of the Company or any repurchase, redemption or any other acquisition by the Company of any outstanding units of Membership Interests or other securities of, or other ownership interests in, the Company; (iii) any change in accounting principles, practices or methods used by the Company or any of its Subsidiaries; (iv) any revaluation on the Annual Financial Statements or Interim Financial Statements; or (v) any transaction or commitment made by the Company to buy or sell any assets or any units of Membership Interests, or to otherwise acquire or sell any business in whole or in part (whether by merger, through a recapitalization or otherwise), outside the ordinary course of business, that is or would be material to the Company’s business.

Section 4.16 Certain Payments. Neither the Company, or, to the knowledge of the Company, any manager, officer, employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly:

(a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

(b) made any false or fictitious entry, or intentionally failed to make any material entry that should have been made, in any of the books of account or other records of the Company;

(c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

(d) performed any material favor or given any material gift which was not deductible for federal income tax purposes, unless such favor or gift is reflected as an expense in the financial statements of the Company to the extent required;

(e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business or (ii) any other special concession (but not including business gifts of non-material nature or business entertainment); or

(f) agreed, committed, offered or attempted to take any of the actions described in clauses (a) through (e) above.

Section 4.17 Accrued Expenses and Accounts Payable. The Company has furnished to Buyer a list of names, amounts and aging schedule of all accrued expenses and accounts payable owed by the Company to each such account creditor as of July 31, 2015 to be set forth on Company Disclosure Schedule 4.17.

Section 4.18 Full Disclosure. To the knowledge of the Company, this Agreement and the Disclosure Schedules do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein and therein made, in the context in which made, neither false or misleading.

Section 4.19 No Broker. Except as set forth on Company Disclosure Schedule 4.19, no broker, finder, agent or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Company or any action taken by the Company for which any fee will be paid entirely by the Company.

Article V
Representations and warranties of the buyer

Except as set forth in the Buyer Disclosure Schedules, Buyer represents and warrants to the Selling Parties that the statements contained in this Article V are true and correct as of the date hereof.

Section 5.01 Organization and Authority of Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Nevada. Buyer has all necessary company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by such Parties of its obligations hereunder and the consummation Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the operating agreement of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as set forth in Buyer Disclosure Schedule 5.02 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which Buyer is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

Section 5.03 Investment Purpose. Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Membership Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Membership Interests for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 5.05 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 5.06 Legal Proceedings. Except as set forth in Buyer Disclosure Schedule 5.06 of the Disclosure Schedules, there are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of the Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 5.07 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Selling Parties and the Company for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of the Buying Parties set forth in Article III of this Agreement (including the related portions of the Selling Parties Disclosure Schedules); and (b) none of Selling Parties, the Company or any other Person has made any representation or warranty as to Selling Parties, the Company or this Agreement, except as expressly set forth in Article III and Article IV of this Agreement (including the related portions of the Disclosure Schedules).

Article VI
Certain Covenants

Section 6.01 Resignations and Company Board of Managers. Seller has delivered to Buyer written resignations, effective as of the Maturity Date of the Skyview Capital Note, of the former officers and members of the board of managers of the Company (the “Skyview Resignations”). On the Closing Date, representatives of Buyer shall be elected to constitute a four of the five members of such board of managers of the Company (the “Buyer Representatives”) and one representatives of the Trust shall constitute the remaining member of such board of managers (the “Seller Representative”); provided, that pursuant to undated resignations delivered by the Buyer Representatives to Seller, if the Assumed Obligation are not paid by the Buyer and an event of default under the Skyview Capital Note shall have occurred, all of the Buyer Representatives and the Seller Representative shall be deemed to have resigned as members of the Board of Managers of the Company.

Section 6.02 Plant Closings and Mass Layoffs. Buyer shall not, and shall cause the Company not to, take any action following the Closing that could result in WARN Act liability.

Section 6.03 Confidentiality. Selling Parties and Buyer acknowledges and agrees that the Confidentiality Agreement remains in full force and effect and, in addition, covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to Selling Parties and Buyer pursuant to this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Article VI shall nonetheless continue in full force and effect.

Section 6.04 Blue Sky. Following the date of a Listing Event of the Buyer, the Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) any and all Conversion Shares issued upon a Liquidity Event under the terms of this Agreement, and (ii) any subsequent sale of such Conversion Shares, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Selling Parties from time to time, and shall provide evidence of any such action so taken to the Selling Parties.

Section 6.05 Cash Distributions. Prior to the Closing Date, the Seller or the Trust may receive cash distributions from the Company in such amount as the Seller shall determine; provided, that at Closing the Company shall have not less than two hundred thousand ($200,000) dollars in cash and cash equivalents on hand.

Section 6.06 Books and Records.

(a) In order to facilitate the resolution of any claims made against or incurred by Selling Parties prior to the Closing, or for any other reasonable purpose, for a period of two years after the Closing, Buyer shall:

(i) retain the books and records (including personnel files) of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Company; and

(ii) upon reasonable notice, afford the Representatives of a Selling Party reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours, to such books and records.

(b) In order to facilitate the resolution of any claims made by or against or incurred by Buyer or the Company after the Closing, or for any other reasonable purpose, for a period of two years following the Closing, Seller shall:

(i) retain the books and records (including personnel files) of Seller which relate to the Company and its operations for periods prior to the Closing; and

(ii) upon reasonable notice, afford the Representatives of the Trust and Buyer or the Company reasonable access (including the right to make photocopies at the Trust or Buyer’s expense, as applicable), during normal business hours, to such books and records.

(c) Neither Buyer nor Selling Parties shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.07 where such access would violate any Law.

Section 6.07 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

Section 6.08 Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 6.09 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Article VII
Indemnification

Section 7.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is 12 months from the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 7.02 Indemnification by Selling Parties. Subject to the other terms and conditions of this Article VII, Selling Parties shall indemnify Buyer against, and shall hold Buyer harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Selling Parties contained in Article III of this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement.

Section 7.03 Indemnification by the Company. Subject to the other terms and conditions of this Article VII, the Company shall indemnify Buyer against, and shall hold the Trust and Buyer harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Trust and Buyer based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any of the representations or warranties of the Company contained in Article IV of this Agreement; or any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement.

Section 7.04 Indemnification by Buyer. Subject to the other terms and conditions of this Article VII, Buyer shall indemnify Seller and the Trust against, and shall hold Seller and the Trust harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Seller and/or the Trust based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement.

Section 7.05 Certain Limitations. The party making a claim under this Section 7.05 is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VII is referred to as the “Indemnifying Party”. The indemnification provided for in Section 7.02, 7.03 and Section 7.04 shall be subject to the following limitations:

(a) The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 7.02, Section 7.03 or Section 7.04, as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 7.02, Section 7.03 or Section 7.04 exceeds $50,000 (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible. With respect to any claim as to which the Indemnified Party may be entitled to indemnification under Section 7.02, Section 7.03 or Section 7.04, as the case may be, the Indemnifying Party shall not be liable for any individual or series of related Losses which do not exceed $50,000 (which Losses shall not be counted toward the Deductible).

(b) The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 7.02, Section 7.03 or Section 7.04, as the case may be, shall not exceed twenty (20%) percent of the Purchase Price.

(c) Payments by an Indemnifying Party pursuant to Section 7.02, Section 7.03 or Section 7.04 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party (or the Company) in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(d) Payments by an Indemnifying Party pursuant to Section 7.02, Section 7.03 or Section 7.04 in respect of any Loss shall be reduced by an amount equal to any Tax benefit realized or reasonably expected to be realized as a result of such Loss by the Indemnified Party.

(e) In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(f) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(g) Selling Parties shall not be liable under this Article VII for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Selling Parties contained in this Agreement if Buyer had knowledge of such inaccuracy or breach prior to the Closing.

Section 7.06 Indemnification Procedures.

(a) Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 7.06(b) it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 7.06(b) below, pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Seller, the Trust and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

(b) Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 7.06(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense, it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 7.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 7.08 Exclusive Remedies. Subject to the terms set forth herein, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this this Article VII. Nothing in this Article VII shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Article VII or to seek any remedy on account of intentional fraud by any party hereto.

Article VIII
Miscellaneous

Section 8.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 8.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Article VIII):

If to Seller:	Mim Holdings, LLC 10951 Pico Boulevard, Suite 102 Los Angeles, CA 90064 adam@vertcap.com Attn: Adam Levin, Member

If to Buyer:	Boxlight Corporation 1045 Progress Circle Lawrenceville, GA 30043 Attn: Mark Elliott, CEO

If to the Trust:	Marlborough Brothers Family Trust Attn: _________, Trustee

Section 8.03 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 8.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.06 Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 8.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, that the Selling Parties may assign this Agreement to any Affiliate or Designated Assignee. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.08 No Third-party Beneficiaries. Except as provided in Section 8.07, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA IN EACH CASE LOCATED IN THE CITY OF LOS ANGELES, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.10.

Section 8.11 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.12 Waiver of Conflicts. Each of the Parties to this Agreement understand and acknowledge that CKR Law, LLP represented the Seller, and its Affiliates, as legal counsel in connection with the Seller’s acquisition of the Membership Interests of the Company from Skyview Capital. The Parties further acknowledge that CKR Law, LLP has for over two years represented the Buyer and its Affiliates in connection with a number of corporate and securities matters, including the drafting and execution of acquisition agreements. CKR Law LLP has requested and recommended that the Buyer engage separate independent legal counsel to review this Agreement, the Exhibits hereto and the transactions contemplated hereby, but that the Buyer, after review of this Agreement and Exhibits, the original purchase agreement between Seller and Skyview Capital and the Schedules hereto and thereto, has elected to proceed with the transactions contemplated hereby without the use of separate legal counsel. Accordingly, each of the Parties hereto doe hereby waive, for all purposes, any actual or perceived conflicts of interest that may exist or arise by reason of the dual representation of CKR Law of the Seller and the Buyer and their respective Affiliates. In the event of any dispute between the Seller and the Buyer or their Affiliates, CRK Law LLP will withdraw and not represent any of such Parties or their Affiliates in connection with such dispute.

Section 8.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

****************

Signature page follows

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BOXLIGHT CORPORATION

By
Name:	Mark Elliott
Title:	Chief Executive Officer

MARLBOROUGH BROTHERS FAMILY TRUST

By
Name:
Title:	Trustee

MIM HOLDINGS, LLC

By
Name:
Title:	Member and Manager

MIMIO, LLC

By
Name:
Title:

EXHIBIT A

THE PURCHASE NOTE

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE THE COMPANY.

BOXLIGHT CORPORATION

Convertible Promissory Note

Issuance Date: as of April 1, 2016	Principal Amount: $2,000,000

FOR VALUE RECEIVED, BOXLIGHT CORPORATION, a Nevada corporation (referred to herein as “Company” or “Buyer”) with a business address at 1045 Progress Circle, Lawrenceville, GA 30043, hereby unconditionally agrees and promises to pay to the order of MIM HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), and/or its successors and assigns (together with Holdings, collectively, the “Holder”), at the office of Holdings at 10951 West Pico Boulevard, Suite 102, Los Angeles, CA 90064, or such other place as the Holder may from time to time designate, in lawful money of the United States of America, the principal sum of TWO MILLION ($2,000,000) DOLLARS (the “Principal Indebtedness”), together with interest on the outstanding Principal Indebtedness evidenced by this Note at the Interest Rate (as defined below).

ARTICLE I

PURCHASE AGREEMENT

Reference is made to a Membership Interest Purchase Agreement, dated as of April 1, 2016, among the Company, Marlborough Brothers Family Trust, as assignee of VC2 Partners, LLC, a Delaware limited liability company (“Seller”) and Mimio, LLC, a Delaware limited liability company (“Mimio”) and Holdings (collectively, the “Purchase Agreement”). In the event of a conflict between the terms of this Note and the Purchase Agreement, then the terms of the Purchase Agreement shall govern. This Note is the Purchase Note being issued by the Company under the Purchase Agreement. Unless otherwise expressly defined in this Note, all capitalized terms used herein shall have the same meaning as assigned to them in the Purchase Agreement. As used herein, the term “the Company” shall include the Buyer or any successor-in-interest to the Buyer in connection with a Change of Control or a Reverse Takeover.

Section 1.1 Principal Indebtedness of the Note. The unpaid Principal Indebtedness advanced under the Purchase Agreement (the “Note”), together with any accrued and unpaid interest at the Interest Rate thereon shall be due and payable on the earliest to occur of (a) the occurrence and continuation of an Event of Default (as defined herein), or (b) March 31, 2019 (the “Maturity Date”).

Section 1.2 Interest. Subject to the requirements of Section 3.6 below, the Company may repay this Note at any time on or before 90 days from the Issuance Date. If the Company repays the Principal Amount on or before 90 days from the Issuance Date, the interest rate on that payment will be zero percent. If the Company does not repay the Principal Amount on or before 90 days from the Issuance Date, a one-time simple interest charge of 8% shall be applied to the entire Purchase Amount and shall be due and payable by the Company on the Maturity Date. At the option of the Holder, on the Maturity Date, accrued and unpaid interest shall be paid in cash or restricted shares of the Company’s common stock, par value $0.0001 per share, or the common stock of any successor-in-interest to the Company (either, the “Common Stock”), valued at the closing price of such Common Stock, as traded on any national securities exchange on the Maturity Date. Any interest payable is in addition to the original issue discount.

Section 1.3 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.4 Transfer. This Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

Section 1.5 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Company shall fail to make the payment of any Principal Amount outstanding on the date such payment is due hereunder;

(b) the Company shall fail to make any payment of interest on the date such payment is due hereunder, provided, however, that if the payment of interest is made in shares of the Company’s Common Stock, it shall be an Event of Default if the Common Stock is not delivered to the Holder with 3 days after the date such interest is due;

(c) following an IPO or Reverse Takeover, the Common Stock is suspended from listing or fails to be quoted or listed on at least one of the OTC Markets, OTC Bulletin Board, Nasdaq Capital Market, NYSE MKT or The New York Stock Exchange, Inc. for a period of 5 consecutive Trading Days;

(d) following an IPO or Reverse Takeover, the Company or any successor-in-interest, fails to file any reports in a timely fashion (past the filing of NT 10-Q or NT 10-K, which is a 15 day extension), causing their listing to become Delinquent;

(e) the Company or any successor-in-interest shall be a party to any Change of Control;

(f) a notice to the Holder, including by way of public announcement, at any time, of the inability of the Company or any successor-in-interest to comply, or its intention not to comply, with proper requests from the Holder for conversion of this Note into shares of Common Stock;

(g) the Company or any successor-in-interest shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Note or any accrued and unpaid interest, or (ii) make the payment of any fees and/or liquidated damages under this Note or the Purchase Agreement, which failure in the case of items (i) and (ii) of this Section 2.1(e) is not remedied within 3 business days after the incurrence thereof;

(h) default shall be made in the performance or observance of (i) any material covenant, condition or agreement contained in this Note (other than as set forth in clause (e) of this Section 2.1) and such default is not fully cured within 5 business days after the occurrence thereof or (ii) any material covenant, condition or agreement contained in the Purchase Agreement or any other Transaction Documents which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within 5 business days after the occurrence thereof;

(i) any material representation or warranty made by the Company herein or in the Purchase Agreement or any other Transaction Documents shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(j) the Company shall (A) default in any payment of any amount or amounts of the principal or interest on any indebtedness (other than the indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $20,000 or (B) default in the observance or performance of any other agreement or condition relating to any indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the Holder or beneficiary or beneficiaries of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(k) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(l) a proceeding or case shall be commenced in respect of the Company, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of 60 days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company and shall continue undismissed, or unstayed and in effect for a period of 60 days; or

(m) the failure of the Company or any successor-in-interest to instruct its transfer agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 of the Securities Act and issue such unlegended certificates to the Holder within 5 business days of the Holder’s request so long as the Holder has provided reasonable assurances and opinions of counsel to the Company that such shares of Common Stock can be resold pursuant to Rule 144.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid Principal Amount of this Note, together with all interest accrued hereon, due and payable in cash, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, (b) subject to Section 3.1(c) hereof, demand that the Principal Amount of this Note then outstanding shall be converted into shares of Common Stock at a Conversion Price (as defined in Section 3.2 below) per share calculated pursuant to Section 3.1(b) below, assuming that the date that the Event of Default occurs is the Conversion Date, and demand that all accrued and unpaid interest under this Note shall be converted into shares of Common Stock in accordance with Section 3.2 hereof, or (c) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, other Transaction Documents or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

Section 2.3 Default Interest. Furthermore, upon the occurrence of an Event of Default, then to the extent permitted by law and in addition to the remedies set forth in Section 2.2 above, the Company will pay interest to the Holder, payable on demand, on all amounts due under the Note from the date of the Event of Default until such Event of Default is cured, at the rate of the lesser of 12% and the maximum applicable legal rate per annum.

ARTICLE III

CONVERSION; ANTIDILUTION; PREPAYMENT

Section 3.1 Conversion.

(a) Manner of Conversion. At any time on or after a Liquidity Event (as defined in the Purchase Agreement), this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into fully paid and non-assessable shares of the Company’s Common Stock on the date on which the Holder faxes a notice of conversion (the “Conversion Notice”), duly executed, to the Company (the “Conversion Date”), provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.5 below. The Holder shall deliver this Note to the Company at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Company shall keep written records of the amount of this Note converted as of each Conversion Date.

(b) Calculation of Number of Shares to be Issued. On any Conversion Date, the Holder may cause any outstanding Principal Amount of this Note plus all accrued and unpaid interest to convert into a number of fully paid and non-assessable shares of Common Stock equal to the quotient of the elected outstanding Principal Amount of this Note plus all interest accrued thereon as of the Conversion Date divided by the Conversion Price as computed in accordance with Section 3.2 below.

(c) Conversion Limitations; Holder’s Restriction on Conversion. The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates), as set forth on the applicable Conversion Notice, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other notes or the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder) and of which a portion of this Note is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this Section and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K (or such related form), as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of this Section shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

Section 3.2 Conversion Price and Conversion Shares.

(a) The term “Conversion Price” shall a price per share which shall be equal to either:

(i) if the Liquidity Event shall be an IPO, a per share price equal to fifty-five (55%) percent of the initial offering price per share of Buyer Common Stock in such IPO, or

(ii) if the Liquidity Event shall be a Reverse Takeover, a per share price equal to fifty-five (55%) percent of the volume weighted average price of Buyer Common Stock for the twenty (20) consecutive Trading Days immediately prior to the date notice of conversion shall be given by the Holder, provided, that (A) such Conversion Shares shall be “restricted securities” within the meaning of Regulation D promulgated under the Securities Act), and (B) the number of Conversion Shares that may be issued or issuable at any one time shall be subject to certain beneficial ownership limitations, as set forth in Section 7 of this Note. The COMPANY shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of any Conversion Shares.

(b) Subject at all times to the provisions of Section 3.7(a) below, the number of shares issuable upon conversion of this Note (the “Conversion Shares”) shall be determined by the quotient obtained by dividing (i) the outstanding Principal Indebtedness of this Note, plus accrued and unpaid Interest thereon on the date of a Liquidity Event by the applicable Conversion Price. The calculation by the Company of the number of Conversion Shares to be received by the Holder upon conversion hereof, shall be conclusive absent manifest error.

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Section 3.3 Mechanics of Conversion.

(a) Delivery of Common Stock. Not later than 3 Trading Days after any Conversion Date, the Company or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. In the alternative, not later than 3 Trading Days after any Conversion Date, the Company shall deliver to the Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 4 of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note (the “Delivery Date”). Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to DTC on the Holder’s behalf via DWAC (or certificates free of restrictive legends) if such conversion is in connection with a sale and the Holder has complied with the applicable requirements of federal and state securities laws. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the Holder by the Delivery Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note if tendered for conversion, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to the Company.

(b) Penalty for Failure to Deliver Common Stock. The Company understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder. If the Company fails to deliver to the Holder such shares via DWAC or a certificate or certificates pursuant to Section 3.3(a) above by the Delivery Date, the Company shall pay to the Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to (i) 1% of the aggregate principal amount of the Note requested to be converted for the first 5 Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Note requested to be converted for each Trading Day thereafter. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Company shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

(c) Penalty in the Event of a Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon full or partial conversion of this Note (a “Buy- In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Company was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases 20,000 shares of Common Stock having a total purchase price of $11,000 (or $0.55 per share) to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000 (or $0.50 per share), under clause (1) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide written notice to the Company indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing in this Note shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

Section 3.4 Right of Company to Pay in Cash. Subject to Section 3.6 below, within 72 hours from delivery by the Holder of the Holder’s first Conversion Notice to the Company, the Company may pre-pay in cash the entire Principal Amount, all accrued interest thereon and any other amounts due and owing under the Note. If the Company fails to pay the Principal Amount, all accrued interest thereon and any other amounts due and owing under the Note in cash within 72 hours from receipt of the Holder’s first Conversion Notice, upon receipt of any subsequent Conversion Notice from the Holder, the Company must issue the Common Stock in accordance with the requirements of this Section 3 and will not be entitled to pay all or any portion of the Note in cash prior to issuing the Common Stock, unless the Holder, in its sole and absolute discretion, agrees to accept such payment.

Section 3.5 Adjustment of Conversion Price.

(a) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.5(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which the Holder would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.5(a)(iii) with respect to the rights of the Holder of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.5(a)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.5(a)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.5(a)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 3.5(a)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from such Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.5(a)(v) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3.5(a)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi) Issuance of Common Stock and Common Stock Equivalents. If the Company at any time while this Note is outstanding, shall issue shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) entitling any person to acquire shares of Common Stock at a fixed price per share less than the applicable Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the applicable Conversion Price, such issuance shall be deemed to have occurred for less than the applicable Conversion Price), then, at the sole option of the Holder, the Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than 1 business day following the issuance of any Common Stock or Common Stock Equivalent subject to this Section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

(vii) Consideration for Stock. In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

(1) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the non-surviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation.

If any such calculation results in adjustment of (i) the applicable Conversion Price or (ii) the number of shares of Common Stock issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note. In the event Common Stock is issued with other shares or securities and/or other assets of the Company for consideration, the consideration computed as provided in this Section 3.5(vii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

(b) Record Date. In case the Company shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(c) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price in connection with (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to a bona fide firm underwritten public offering of the Company’s securities, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Purchase Agreement, (iv) the shares of Common Stock issuable upon the exercise of the Warrants, (v) securities issued in connection with strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (vi) Common Stock issued or options to purchase Common Stock granted or issued pursuant to the Company’s stock option plans and employee stock purchase plans as they now exist and (vii) the payment of any accrued interest in shares of Common Stock pursuant to this Note.

(d) No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment. In the event the Holder shall elect to convert the Note as provided herein, the Company cannot refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless an injunction from a court, or notice, restraining and or adjoining conversion of all or of part of the Note shall have issued and the Company posts a surety bond for the benefit of the Holder in an amount equal to 130% of the amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

(e) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least 1% of such adjusted amount.

(f) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the closing bid prices of the Common Stock for the 5 consecutive Trading Days immediately preceding the Conversion Date.

(h) Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than 300% of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible (the “Reserved Amount”). The Company shall, from time to time in accordance with Florida corporate law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 3.5(h). The Company acknowledges that (i) it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time the Company does not maintain the Reserved Amount it will be considered an Event of Default under Section 2.1 of this Note.

(i) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.6 Prepayment.

(a) Prepayment by the Company. Notwithstanding anything to the contrary contained herein, during the 180 days following the Issuance Date (the “Prepayment Period”) the Company shall have the right, at the Company’s option, to prepay in cash all or any portion of this Note as follows: (i) during the first 90 days of the Prepayment Period, the amount to prepay the Note shall equal 125% of the Principal Amount of the Note being prepaid plus all accrued and unpaid interest applicable at the time of such request; (ii) during the next 45 days of the Prepayment Period, the amount to prepay the Note shall equal 135% of the principal amount of the Note being prepaid plus all accrued and unpaid interest applicable at the time of such request; and (iii) during the final 45 days of the Prepayment Period, the amount to prepay the Note shall equal 145% of the principal amount of the Note being prepaid plus all accrued and unpaid interest applicable at the time of such request.

(b) Prepayment Upon an Event of Default. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default described in Sections 2.1(a)-(m) hereof, the Holder shall have the right, at such Holder’s option, to require the Company to prepay in cash all or a portion of this Note at a price equal to 150% of the aggregate principal amount of this Note and all accrued and unpaid interest applicable at the time of such request (the “Event of Default Prepayment Price”). Nothing in this Section 3.6(b) shall limit the Holder’s rights under Section 2.2 hereof.

(c) Prepayment Option Upon Major Transaction. In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of a Major Transaction (as defined in Section 3.6(e) hereof), the Holder shall have the right, at the Holder’s option, to require the Company to prepay all or a portion of the Holder’s Note at a price equal to 150% of the aggregate principal amount of this Note plus all accrued and unpaid interest (the “Major Transaction Prepayment Price”).

(d) Prepayment Option Upon Triggering Event. In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder’s option, to require the Company to prepay all or a portion of this Note in cash at a price equal to the sum of (i) the greater of (A) 150% of the aggregate principal amount of this Note plus all accrued and unpaid interest and (B) in the event at such time the Holder is unable to obtain the benefit of its conversion rights through the conversion of this Note and resale of the shares of Common Stock issuable upon conversion hereof in accordance with the terms of this Note and the other Transaction Documents, the aggregate principal amount of this Note plus all accrued but unpaid interest hereon, divided by the Conversion Price on (x) the date the Prepayment Price (as defined below) is demanded or otherwise due or (y) the date the Prepayment Price is paid in full, whichever is less, multiplied by the VWAP on (x) the date the Prepayment Price is demanded or otherwise due, and (y) the date the Prepayment Price is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note and the other Transaction Documents (the “Triggering Event Prepayment Price,” and, collectively with the “Major Transaction Prepayment Price,” the “Prepayment Price”).

(e) Major Transaction. A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

(i) a Change of Control;

(ii) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities); or

(ii) the sale or transfer of more than 50% of the Company’s assets (based on the fair market value as determined in good faith by the Company’s Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or

(iii) closing of a purchase, tender or exchange offer made to the holders of more than 50% of the outstanding shares of Common Stock in which more than 50% of the outstanding shares of Common Stock were tendered and accepted.

(f) Triggering Event. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the OTCQB, OTC Bulletin Board, Nasdaq Capital Market, NYSE MKT or The New York Stock Exchange, Inc. for a period of 5 consecutive Trading Days;

(ii) the Company’s notice to the Holder of this Note, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.8) or its intention not to comply with proper requests for conversion of any Note into shares of Common Stock; or

(iii) the Company’s failure to comply with a Conversion Notice tendered in accordance with the provisions of this Note within 10 business days after the receipt by the Company of the Conversion Notice; or

(iv) the Company deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly traded; or

(v) the Company consummates a “going private” transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Exchange Act.

(g) Mechanics of Prepayment at Option of Holder Upon Major Transaction. No sooner than 15 days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to the Holder of this Note. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least 10 days prior to a Major Transaction, at any time within 10 days prior to a Major Transaction), the Holder of the Note then outstanding may require the Company to prepay, effective immediately prior to the consummation of such Major Transaction, all of the Note then outstanding by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of Holder Upon Major Transaction”) to the Company, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate (i) the Note that the Holder is electing to have prepaid and (ii) the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 3.6(c) above.

(h) Mechanics of Prepayment at Option of Holder Upon Triggering Event. Within one business day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to the Holder of the Note. At any time after the earlier of the Holder’s receipt of a Notice of Triggering Event and the Holder becoming aware of a Triggering Event, the Holder of this Note may require the Company to prepay the Note by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of Holder Upon Triggering Event”) to the Company, which Notice of Prepayment at Option of Holder Upon Triggering Event shall indicate (i) the amount of the Note that the Holder is electing to have prepaid and (ii) the applicable Triggering Event Prepayment Price, as calculated pursuant to Section 3.6(d) above. The Holder shall only be permitted to require the Company to prepay the Note pursuant to Section 3.6 hereof for the greater of a period of 10 days after receipt by the Holder of a Notice of Triggering Event or for so long as such Triggering Event is continuing.

(i) Payment of Prepayment Price. Upon the Company’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Triggering Event or a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from the Holder of the Note, the Company shall immediately notify the Holder of the Note by facsimile of the Company’s receipt of such Notice(s) of Prepayment at Option of Holder Upon Triggering Event or Notice(s) of Prepayment at Option of Holder Upon Major Transaction and the Holder shall promptly submit to the Company the Holder’s Note which the Holder has elected to have prepaid. The Company shall deliver the applicable Triggering Event Prepayment Price, in the case of a prepayment pursuant to Section 3.6(d), to the Holder within 5 business days after the Company’s receipt of a Notice of Prepayment at Option of Holder Upon Triggering Event and, in the case of a prepayment pursuant to Section 3.(e), the Company shall deliver the applicable Major Transaction Prepayment Price immediately prior to the consummation of the Major Transaction. If the Company shall fail to prepay the Note (other than pursuant to a dispute as to the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder of the Note may have under this Note and the Purchase Agreement, the applicable Prepayment Price payable in respect of the Note not prepaid shall bear interest at the rate of 2% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Prepayment Price in full to the Holder, the Holder shall have the option (the “Void Optional Prepayment Option”) to, in lieu of prepayment, require the Company to promptly return to the Holder the Note that was submitted for prepayment under this Section 3.6 and for which the applicable Prepayment Price has not been paid, by sending written notice thereof to the Company via facsimile (the “Void Optional Prepayment Notice”). Upon the Company’s receipt of such Void Optional Prepayment Notice(s) and prior to payment of the full applicable Prepayment Price to the Holder, (i) the Notice of Prepayment at Option of Holder Upon Triggering Event or the Notice of Prepayment at Option of Holder Upon Major Transaction, as the case may be, shall be null and void with respect to the Note submitted for prepayment and for which the applicable Prepayment Price has not been paid, (ii) the Company shall immediately return the Note submitted to the Company by the Holder for prepayment under this Section 3.6(i) and for which the applicable Prepayment Price has not been paid and (iii) the Conversion Price of such returned Note shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Prepayment Notice is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice of Prepayment of Option of Holder Upon Major Transaction or the Notice(s) of Prepayment at Option of Holder Upon Triggering Event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Prepayment Notice is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. The Holder’s delivery of a Void Optional Prepayment Notice and exercise of its rights following such notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3.6 shall have priority to payments to other stockholders in connection with a Major Transaction.

(j) Company Prepayment Option upon Major Transaction. Upon the consummation of a Major Transaction, the Company may prepay in cash all or any portion of the outstanding principal amount of this Note together with all accrued and unpaid interest thereon upon at least 30 days prior written notice to the Holder (the “Company’s Prepayment Notice”) at a price equal to 150% of the aggregate principal amount of this Note plus any accrued but unpaid interest (the “Company’s Prepayment Price”); provided, however, that if the Holder has delivered a Conversion Notice to the Company or delivers a Conversion Notice within such 30 day period following delivery of the Company’s Prepayment Notice, the principal amount of the Note plus any accrued but unpaid interest designated to be converted may not be prepaid by the Company and shall be converted in accordance with Section 3.3 hereof; provided further that if during the period between delivery of the Company’s Prepayment Notice and the Company’s Prepayment Date (as defined below), the Holder shall become entitled and elects to deliver a Notice of Prepayment at Option of Holder Upon Major Transaction or Notice of Prepayment at Option of Holder upon Triggering Event, then such rights of the Holder shall take precedence over the previously delivered Company Prepayment Notice if the Holder so elects. The Company’s Prepayment Notice shall state the date of prepayment which date shall be the date of the consummation of the Major Transaction (the “Company’s Prepayment Date”), the Company’s Prepayment Price and the principal amount of Note plus any accrued but unpaid interest to be prepaid by the Company. The Company shall deliver the Company’s Prepayment Price on the Company’s Prepayment Date, provided, that if the Holder delivers a Conversion Notice before the Company’s Prepayment Date, then the portion of the Company’s Prepayment Price which would be paid to prepay the Note covered by such Conversion Notice shall be returned to the Company upon delivery of the Common Stock issuable in connection with such Conversion Notice to the Holder. On the Company’s Prepayment Date, the Company shall pay the Company’s Prepayment Price, subject to any adjustment pursuant to the immediately preceding sentence, to the Holder. If the Company fails to pay the Company’s Prepayment Price by the 3rd business day after the Company’s Prepayment Date, the prepayment will be declared null and void and the Company shall lose its right to serve a Company’s Prepayment Notice pursuant to this Section 3.6(j) in the future. Notwithstanding the foregoing to the contrary, the Company may effect a prepayment pursuant to this Section 3.6(j) only if trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or the Nasdaq Capital Market (or other exchange or market on which the Common Stock is trading), and the Company is in material compliance with the terms and conditions of this Note and the other Transaction Documents.

Section 3.7 Inability to Fully Convert.

(a) Maximum Percentage. Notwithstanding anything to the contrary contained in this Note, this note shall not be convertible by the Holder hereof, and no Optional Conversion shall occur and the Company shall not otherwise issue any Conversion shares pursuant to Section 4 above, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the issued and outstanding shares of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (via-a-vis other convertible, exercisable or exchangeable securities owned by the Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue Conversion Shares, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determination and calculations (including without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and neither the Company nor any successor-in-interst may not waive this Section 3.7(a) without the consent of the Holder. For any reason at any time, upon the written or oral request of the Holder, the Company or its successor-in-interest shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

(b) Holder’ s Option if Company Cannot Fully Convert. If, upon the Company’s receipt of a Conversion Notice, the Company cannot issue shares of Common Stock for any reason, including, without limitation, because the Company (w) does not have a sufficient number of shares of Common Stock authorized and available, or (x) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder’s Conversion Notice and, with respect to the unconverted portion of this Note, the Holder, solely at Holder’s option, can elect to:

(i) require the Company to prepay that portion of this Note for which the Company is unable to issue Common Stock in accordance with the Holder’s Conversion Notice (the “Mandatory Prepayment”) at a price per share equal to the Conversion Price as of such Conversion Date (the “Mandatory Prepayment Price”); or

(ii) void its Conversion Notice and retain or have returned, as the case may be, this Note (provided that the Holder’s voiding its Conversion Notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice).

In the event the Holder shall elect to convert any portion of the Note as provided herein, the Company cannot refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, on notice, restraining and or adjoining conversion of all or part of the Note shall have been issued and the Company posts a surety bond for the benefit of the Holder in an amount equal to 130% of the principal amount of the Note, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

(b) Mechanics of Fulfilling Holder’s Election. The Company shall immediately send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 3.7(a) above, a notice of the Company’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy the Holder’s Conversion Notice, (ii) the amount of this Note which cannot be converted and (iii) the applicable Mandatory Prepayment Price. The Holder shall notify the Company of its election pursuant to Section 3.7(a) above by delivering written notice via facsimile to the Company (“Notice in Response to Inability to Convert”).

(c) Payment of Prepayment Price. If the Holder shall elect to have the Note prepaid pursuant to Section 3.7(a)(i) above, the Company shall pay the Mandatory Prepayment Price to the Holder within 30 days of the Company’s receipt of the Holder’s Notice in Response to Inability to Convert, provided that prior to the Company’s receipt of the Holder’s Notice in Response to Inability to Convert the Company has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Company shall fail to pay the applicable Mandatory Prepayment Price to the Holder on a timely basis as described in this Section 3.7(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 2% per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid, (ii) receive back such Note, and (iii) require that the Conversion Price of such returned Note be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Holder voided the Mandatory Prepayment and (B) the lowest closing bid price during the period beginning on the Conversion Date and ending on the date the Holder voided the Mandatory Prepayment.

Section 3.8 No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Holder at least 10 days prior to the date on which the Company takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Company will also give written notice to the Holder at least 10 days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public.

Section 4.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.5 Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 4.6 Binding Effect. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.7 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Holder.

Section 4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

Section 4.9 Consent to Jurisdiction. Each of the Company and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.9 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Company and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 4.10 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Company, the Holder and their respective successors and permitted assigns.

Section 4.11 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 4.12 Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 4.13 The Holder acknowledges that Company’s willingness to issue this Note is based on the facts represented to the Company by the Holder as set forth in the Purchase Agreement.

HOLDER AND THE COMPANY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST HOLDER OR THE COMPANY IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE. THE COMPANY ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION.

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IN WITNESS WHEREOF, this Note has been executed by the Company as of the day and year first set forth above.

BOXLIGHT CORPORATION

By:
Name:	Mark Elliott
Title:	Chief Executive Officer

Exhibit B to the
Purchase Agreement

ASSUMPTION AGREEMENT

This Assignment, Assumption and Consent Agreement (this “Agreement”) is made and executed as of the 31st day of March 2016,by and between Mim Holdings, LLC, a Delaware limited liability company (the “Assignor”), and Boxlight Corporation, a Nevada corporation (the “Assignee”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Membership Interest Purchase Agreement (as defined below).

WHEREAS, Assignor is a party to that certain Membership Interest Purchase Agreement, dated as of March 31, 2016 among Mimio, LLC, a Delaware limited liability company (“Mimio”) Assignor, Assignee and VC2 Partners, LLC, a Delaware limited liability company (“VC2”) as the same may be amended from time to time (the “Purchase Agreement”);

WHEREAS, in consideration for the sale, assignment and transfer by Assignor and VC2 of 100% of the Membership Interest of Mimio, held as of record and beneficially by the Assignor, and the execution of the Purchase Agreement, the Assignee has agreed to the terms of the Purchase Price, as set forth in the Purchase Agreement, to include the assumption by the Assignee of the Assumed Obligation, as reflected and set forth in the Skyview Capital Note;

Now, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and set over to Assignee, its successors, legal representatives and assigns, all of Assignor’s obligations and indebtedness in respect of all obligations to pay, when due, the “Assumed Obligations” (herein defined), in the same manner and entirety, as required under the Skyview Capital Note, as the same would have been required by the Assignor, had this assignment not been made.

1. Recitals and Definition. The recitals set forth above are hereby incorporated into the body of this Agreement by reference, as if set forth at length in detail herein. Unless otherwise defined in this Agreement, all capitalized terms, when used herein, shall have the same meaning as they are defined in the Purchase Agreement.

2. Assumption of Assumed Obligation. Subject to the terms, provisions and conditions contained in the Purchase Agreement, the Assignee does hereby expressly assume and agree to pay, discharge and perform, when due, all principal amount of and accrued interest on the Skyview Capital Note (the “Assumed Obligation”), as set forth and attached on Exhibit A hereto.

3. The Assignor warrants and represents to, and covenants with, the Assignee that:

(a) The Assignor has not received notice or, and has no knowledge of, any Default or Event of Default with respect to the Assumed Obligation;

(b) Excluding Amendment No. 1 (as defined in the Purchase Agreement), the Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of any agreements or contracts governing or relating to the Assumed Obligation. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under or defaults under any agreements or contracts as related to the Assumed Obligation; and

4. The Assignee warrants and represents to, and covenants with, the Assignor that:

(a) The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, assume, pay and discharge the Assumed Obligation in regular due course and as required and set forth under the Skyview Capital Note;

(b) The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

(c) To the best of Assignee’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

(d) The Assignee agrees to be bound, by all of the terms, covenants and conditions of the Skyview Capital Note, including any agreement or contracts relating to the Assumed Obligation, and from and after the date hereof, the Assignee assumes for the benefit of the Assignor all of the Assignor’s obligations thereunder, with respect to the Skyview Capital Note and the Assumed Obligation thereunder;

(e) The Assignee has been furnished with all information regarding the Assumed Obligation that it has requested from the Assignor;

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IN WITNESS WHEREOF, the Assignor and Assignee have duly executed this Assignment and Assumption Agreement as of the 1st day of April 2016 .

ASSIGNOR:
MIM HOLDINGS, LLC

By:
Name:	Adam Levin
Title:	Member and Manager

ASSIGNEE:
BOXLIGHT CORPORATION

By:
Name:	Mark Elliott
Title:	Chief Executive Officer

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWER.

MIM HOLDINGS, LLC

SENIOR SECURED NOTE

Issuance Date: as of November 4, 2015	$3,425,000

FOR VALUE RECEIVED, MIM HOLDINGS, LLC, a Delaware corporation (referred to herein as “Borrower”) with a business address at 10951 West Pico Boulevard, Suite 102, Los Angeles, CA 90064, hereby unconditionally agrees and promises to pay to the order of SKYVIEW CAPITAL, LLC, a Delaware limited liability company (“Skyview”), and/or its successors and assigns (together with Skyview, collectively, the “Holder”), at the office of Skyview at 2000 Avenue of the Stars, Suite 810-N, Los Angeles, CA 90067, or such other place as the Holder may from time to time designate, in lawful money of the United States of America, the principal sum of THREE MILLION FOUR HUNDRED AND TWENTY-FIVE THOUSAND ($3,425,000) DOLLARS (the “Principal Indebtedness”), together with interest on the outstanding Principal Indebtedness evidenced by this Note at the Interest Rate (as defined below).

Unless otherwise expressly defined in this Note, all capitalized terms used herein shall have the same meaning as assigned to them in the Membership Interest Purchase Agreement, dated as of September 28, 2015, as amended by Amendment No. 1 dated November 3, 2015, among Borrower, VC2 Partners, LLC, a Delaware limited liability company (“VC2”), Mimio, LLC, a Delaware limited liability company (“Mimio”) and Skyview (collectively, the “Purchase Agreement”). In the event of a conflict between the terms of this Note and the Purchase Agreement, then the terms of the Purchase Agreement shall govern. This Note is the Purchase Note being issued by the Borrower under the Purchase Agreement and is convertible in accordance with the terms of the Purchase Agreement.

1. Principal Indebtedness of the Note. The unpaid Principal Indebtedness advanced under the Purchase Agreement (the “Note”), together with any accrued and unpaid interest at the Interest Rate thereon shall be due and payable on the earliest to occur of (a) the occurrence and continuation of an Event of Default (as defined herein), or (b) July 3, 2016 (the “Maturity Date”).

2. Interest. Interest shall be payable on the outstanding Principal Indebtedness (“Interest”) at the rate of six (6%) percent per annum (the “Interest Rate”) and shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. Interest shall be payable in cash, quarterly in arrears, commencing 90 days following the Issuance Date.

3. Default Interest Rate. During any period in which an Event of Default has occurred and is continuing, Interest shall accrue on the outstanding Principal Indebtedness at the rate per annum equal to twelve (12%) percent (the “Default Interest Rate”), compounded monthly; provided, however, that in no event shall Borrower be obligated to pay Interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

4. Collateral. All obligations of the Borrower under this Note shall be secured by: (i) a security interest in the assets of Mimio, LLC and Borrower pursuant to the Security Agreement, and by the unconditionally guaranty of Vert Capital Corp. and VC2 Partners LLC (each the “Guarantor”) pursuant to the Guaranty Agreement.

5. Events of Defaults. The Holder is hereby authorized to declare all or any part of the entire outstanding Principal Indebtedness of this Note plus all Interest accrued thereon (the “Indebtedness”) immediately due and payable upon the occurrence and during the continuation of any of the following events (each, an “Event of Default”):

(a) the failure of Borrower to pay the entire Principal Indebtedness of this Note and all accrued Interest hereon on the applicable Maturity Date, which failure is not cured by Borrower within five (5) Business Days after written notice of such failure to pay has been given by the Holder to Borrower; or

(b) the breach by Borrower of any material covenant or agreement on its part to be performed under the Purchase Agreement or any document, instrument or agreement executed and delivered in connection with the transactions contemplated by the Purchase Agreement, which breach, if capable of being cured, is not cured by Borrower within thirty (30) days after written notice of such breach describing in reasonable detail the nature of the alleged breach has been given by Holder to Borrower; or

(c) the filing by Borrower of any petition for relief under the United States Bankruptcy Code or any similar federal or state statute, or Borrower’s consent to or acquiescence in any such filing by a third party, or Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(d) the making by Borrower of an application for the appointment of a custodian, trustee or receiver for, or of a general assignment for the benefit of creditors by, Borrower, or Borrower’s consent to or acquiescence in any such application by a third party or Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(e) the insolvency of Borrower or the failure of Borrower generally to pay its debts as such debts become due; or

(f) the dissolution, winding up, or termination of the business or cessation of operations of Borrower (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower pursuant to the provisions of Borrower’s charter documents), or Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(g) the occurrence of any “Event of Default” under and as defined in any document, instrument or agreement executed and delivered in connection with the transactions contemplated by the Purchase Agreement that has not been cured within any applicable cure period or waived by the Holder.

6. Prepayment. All payments shall be applied first to Interest and then to Principal Indebtedness. Borrower shall be permitted to prepay any amounts contemplated under this Note in full or in part prior to the Maturity Date, provided that each partial prepayment shall be applied to the remaining Installments in the inverse order of maturity.

7. Governing Law. The provisions of this Note shall be construed according to the internal substantive laws of the State of California without regard to conflict of laws principles. If any provision of this Note is in conflict with any statute or rule of law of the State of California or is otherwise unenforceable for any reason whatsoever, then such provision shall be deemed to be restated so that it may be enforced to the fullest extent permitted by law, and the remainder of this Note shall remain in full force and effect.

8. Acceleration. It is agreed that time is of the essence in the performance of this Note. Upon the occurrence and during the continuation of an Event of Default under this Note that is not cured within the applicable cure period, if any, set forth in herein, the Holder shall have the right and option to declare, without notice, all the remaining indebtedness of unpaid principal and interest evidenced by this Note immediately due and payable; provided, however, that upon the occurrence of an Event of Default described in Section 5.1(c), 5.1(d), 5.1(e) or 5.1(f), the principal of and accrued interest and all other amounts due and owing under this Note (if not then due and payable) shall become due and payable immediately, without presentment, demand, notice, protest, declaration or any other requirement of any kind, all which Borrower expressly waives.

9. Fees. Borrower shall pay all of Holder’s reasonable fees and costs incurred in the preparation of this Note and any related documents. If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, Borrower shall pay all reasonable costs of collection including reasonable attorneys’ fees.

10. Waivers. Borrower hereby waives diligence, presentment, demand, protest, 1notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

11. Transfer. This Note may be transferred or assigned, in whole or in part, by the Holder at any time subject to the limitations set forth in the Purchase Agreement and herein. The term “Holder” as used herein shall also include any transferee of this Note. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

12. Priority. All claims of the Holder to full payment of the outstanding Principal Indebtedness and accrued Interest thereon set forth herein shall be a senior secured obligation of the Borrower and each Guarantor.

13. The obligation of Borrower to repay the Principal Indebtedness under this Note, together with all Interest accrued thereon, is absolute and unconditional, and there exists no Borrower right of set off, recoupment, counterclaim or defense of any nature whatsoever to payment of this Note.

14. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery at the addresses specified in Section 8.02 of the Purchase Agreement.

15. Borrower acknowledges that Holder’s willingness to issue this Note is based on the facts represented to Holder by Borrower as set forth in the Purchase Agreement.

HOLDER AND BORROWER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST HOLDER OR BORROWER IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE. BORROWER ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION.

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the day and year first set forth above.

MIM HOLDINGS, LLC

By:
Name:	Adam E. Levin
Title:	Member and Manager